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                                                                     EXHIBIT 5.2

                        [LETTERHEAD OF LATHAM & WATKINS]

                                February __, 2002

Entercom Communications Corp.
Entercom Radio, LLC
Entercom Capital, Inc.
401 City Avenue, Suite 409
Bala Cynwyd, Pennsylvania 19004

        Re:     $250 Million Aggregate Offering Price of Debt
                Securities of Entercom Radio, LLC

Ladies and Gentlemen:

        In connection with the registration statement on Form S-3 (the "Registration Statement") filed on February 11, 2002, by Entercom Communications Corp., a Pennsylvania corporation ("Entercom"), Entercom Radio, LLC, a Delaware limited liability company ("Entercom Radio"), Entercom Capital, Inc., a Delaware corporation ("Entercom Capital") and certain of Entercom's direct or indirect subsidiaries which are co-registrants on the Registration Statement (the "Co-Registrants") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

        You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the "Prospectus"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by (i) Entercom of up to $250 million aggregate offering price of (a) shares of Class A common stock, par value $0.01 per share (the "Class A Common Stock") and (b) one or more series of preferred stock, par value $0.01 per share (the "Preferred Stock"), and (ii) by Entercom Radio of up to $250 million aggregate offering price of one or more series of debt securities (the "Debt Securities"), which will be guaranteed by Entercom (the "Entercom Guarantee") and may be guaranteed by one or more of the Co-Registrants (collectively, the "Subsidiary Guarantees"). The Debt Securities will be the joint and several obligation of Entercom Capital as co-issuer. References herein to the term "Issuers" shall refer to Entercom Radio and Entercom Capital. The Debt Securities, the Entercom Guarantee and any
Subsidiary Guarantee will be issued pursuant to an indenture by and among the Issuers, Entercom and one or more of the Co-Registrants, as guarantors, and a financial institution to be identified therein, as trustee (the "Trustee"), in the form attached as Exhibit 4.3 to the Registration Statement, as such indenture may be supplemented from time to time (the "Indenture").

        In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Issuers and the Co-Registrants in connection with the authorization and issuance of the Debt Securities and the


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Guarantees, respectively, and for the purposes of this opinion, have assumed that such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning the Class A Common Stock and the Preferred Stock are addressed in the opinion of John C. Donlevie, Executive Vice President, Secretary and General Counsel of Entercom, which has been provided to you separately, and we express no opinion with respect to the matters addressed therein.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

        1. When (i) the Indenture has been duly authorized, executed and delivered by each Issuer, and (ii) the Debt Securities have been duly established in accordance with the Indenture and applicable law, duly authenticated by the Trustee and duly executed and delivered on behalf of each Issuer against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iv) assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Debt Securities as executed and delivered do not violate any law applicable to either Issuer or result in a default under or breach of any agreement or instrument binding upon either Issuer, and (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to each Issuer, whether imposed by any court or governmental or regulatory body having jurisdiction over either Issuer, the Debt Securities will constitute legally valid and binding obligations of either Issuer, enforceable against each Issuer in accordance with their terms.

        2. When (i) the Indenture has been duly authorized, executed and delivered by each Issuer and Entercom, and (ii) the Entercom Guarantee and the related Debt Securities have been duly established in accordance with the Indenture and applicable law, and such Entercom Guarantee has been duly executed and delivered by Entercom in accordance with the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and the Debt Securities have been duly authenticated by the Trustee, duly executed and delivered against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related


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Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iv) assuming that (a) the terms of the Debt Securities and the Entercom Guarantee as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the terms of the Entercom Guarantee as executed and delivered do not violate any law applicable to Entercom or, result in a default under or breach of any agreement or instrument binding upon Entercom, (c) the Indenture complies with all requirements and restrictions, if any, applicable to Entercom, whether imposed by any court or governmental or regulatory body having jurisdiction over Entercom, and (d) the Debt Securities and the Entercom Guarantee are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Entercom Guarantee will constitute a legally valid and binding obligation of Entercom, enforceable against Entercom in accordance with its terms.

        3. When (i) the Indenture has been duly authorized, executed and delivered by each Issuer and any Co-Registrant delivering a Subsidiary Guarantee of Debt Securities (a "Subsidiary Guarantor"), and (ii) such Subsidiary Guarantee and the related Debt Securities have been duly established in accordance with the Indenture and applicable law, and such Subsidiary Guarantee has been duly executed and delivered by such Subsidiary Guarantor in accordance with the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and the Debt Securities have been duly authenticated by the Trustee, duly executed and delivered against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iv) assuming that (a) the terms of the Debt Securities and the Subsidiary Guarantee as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the terms of the Subsidiary Guarantee as executed and delivered do not violate any law applicable to such Subsidiary Guarantor or, result in a default under or breach of any agreement or instrument binding upon such Subsidiary Guarantor, (c) the Indenture complies with all requirements and restrictions, if any, applicable to any Subsidiary Guarantor, whether imposed by any court or governmental or regulatory body having jurisdiction over any Subsidiary Guarantor, and (d) the Debt Securities and the Subsidiary Guarantee are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such Subsidiary Guarantees will constitute a legally valid and binding obligation of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with its terms.

        The opinions set forth above relating to the enforceability of the Debt Securities, the Entercom Guarantee and the Subsidiary Guarantees are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.


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        To the extent that the obligations of either Issuer, Entercom or the
Co-Registrants under the Indenture may be dependent on such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.



                                        Very truly yours,

                                        /s/ Latham & Watkins


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